UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 11, 2016, Cascadian Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with each of BVF Partners L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P. and BVF Partners OS Ltd. (collectively, “BVF”). Under the Letter Agreement, among other things, the Company had agreed to nominate up to two individuals designated by BVF to the Company’s Board of Directors and BVF agreed to certain standstill restrictions.

On February 2, 2017, the Company received a notice from BVF terminating the Letter Agreement (the “Notice”). Pursuant to the terms of the Letter Agreement, such termination will be effective March 4, 2017, which is 30 days after receipt of the Notice. Upon the termination effectiveness, neither the Company nor BVF will have any continuing obligations under the Letter Agreement, including those noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer

Date: February 3, 2017

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